Exhibit 5.1

Our ref: RZB/791064-000005/37077165v2

Satellogic Inc.

Kingston Chambers

PO Box 173

Road Town

Tortola, VG1110

British Virgin Islands

7 June 2024

Dear Sirs

Satellogic Inc. (the "Company")

We have acted as counsel as to British Virgin Islands law to the Company and have been asked to provide this legal opinion in connection with the preparation of the Registration Statement on Form S-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "SEC Act") for the purposes of, registering with the Commission under the SEC Act, the offering and sale to the public (the "Offering") of up to 25,000,000 class A ordinary shares of US$0.0001 par value each of the Company ("Class A Ordinary Shares" and each a "Class A Ordinary Share") authorised for issuance pursuant to that certain floating rate secured convertible promissory note no. 1 dated 12 April 2024 of Nettar Group Inc. (the "Subsidiary") in the principal amount of US$30,000,000 entered into between, amongst others, the Subsidiary as borrower, the Company as guarantor and Acquiom Agency Services LLC in its capacity as holder representative and in its capacity as collateral agent (the "Promissory Note").

This opinion letter is given in accordance with the terms of the "Legal Matters" section of the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1

The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 6 June 2024, including the Company's certificate of incorporation and its memorandum and articles of association as most recently amended on 8 March 2023 (the "Memorandum and Articles").

1.2

The records of proceedings available from a search of the electronic records maintained on the Judicial Enforcement Management System and the E-Litigation Portal from 1 January 2000 and available for inspection on 7 June 2024 at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3	The minutes of the meeting of the board of directors of the Company held on 9 April 2024 (the "Resolutions").

1.4	A certificate of incumbency dated 6 June 2024, issued by Maples Corporate Services (BVI) Limited, the Company's registered agent (the "Registered Agent's Certificate").

1.5	A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs dated 6 June 2024 (the "Certificate of Good Standing").

1.6	A certificate from a director of the Company (a copy of which is attached as Annexure A) (the "Director's Certificate").

1.7	The Registration Statement.

1.8	The Promissory Note.

1.9

A note purchase agreement dated as of 12 April 2024 between the Subsidiary as borrower, the Company, Tether Investments Limited as purchaser and Acquiom Agency Services LLC in its capacity as holder representative (the "Note Purchase Agreement").

The documents listed in paragraphs 1.8 through 1.9 inclusive above shall be referred to collectively herein as the "Documents".

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Registered Agent's Certificate, the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1

The Documents have been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.2

The Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York (the "Relevant Law") and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.3

The choice of the Relevant Law as the governing law of the Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the British Virgin Islands).

2.4

Where a Document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as the last version provided to us and, where we have been provided with successive drafts of a Document marked to show changes to a previous draft, all such changes have been accurately marked.

2.5

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.6	All signatures, initials and seals are genuine.

2.7

The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Documents.

2.8

That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.9	No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Class A Ordinary Shares.

2.10	The Company is not a sovereign entity of any state and is not a subsidiary, direct or indirect of any sovereign entity or state.

2.11

There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Documents.

2.12	No monies paid to or for the account of any party under the Documents represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act (As Revised)).

2.13

There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the Relevant Law.

2.14	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.15

The Company has received, or will receive, cash consideration or non-cash consideration in consideration for the issue of the Class A Ordinary Shares, and that: none of the Class A Ordinary Shares have been, or will be, issued for less than their par value; and to the extent that any Class A Ordinary Shares are, or will be, issued, in whole or in part, for non-cash consideration, the value of the non-cash consideration and cash consideration, if any, is or will be not less than the amount to be credited for such Class A Ordinary Shares.

2.16

Where the Resolutions require a director or officer of the Company to determine the final number of Class A Ordinary Shares to be issued by the Company and the persons to whom they shall be issued, an authorised director or officer of the Company shall have so determined the final number of Class A Ordinary Shares to be issued by the Company prior to any such issuance.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (As Revised) (the "Act"), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands.

3.2

The Class A Ordinary Shares to be resold by the Selling Securityholder (as defined in the Registration Statement) as contemplated by the Registration Statement have been duly authorised for issue, and when issued (to the extent not already issued) in accordance with the terms set out in the applicable Documents, such Class A Ordinary Shares will be validly issued, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1

To maintain the Company in good standing with the Registrar of Corporate Affairs under the laws of the British Virgin Islands, annual filing fees must be paid and returns made to the Registrar of Corporate Affairs within the time frame prescribed by law.

4.2

We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Documents or the Registration Statement.

4.3

Under British Virgin Islands law, the register of members is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a British Virgin Islands court for a determination on whether the register of members reflects the correct legal position. Further, the British Virgin Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the British Virgin Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Company's Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a British Virgin Islands court.

4.4

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.5

In this opinion letter the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the SEC Act or the rules and regulations of the Commission thereunder.

We express no view as to the commercial terms of the Documents or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Documents and express no opinion or observation upon the terms of any such document.

This opinion letter is addressed to you and may be relied upon by you, your counsel and purchasers of Class A Ordinary Shares pursuant to the Registration Statement. This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Annexure A

Director's Certificate

To:	Maples and Calder Kingston Chambers PO Box 173 Road Town Tortola British Virgin Islands

Date : 6 June 2024

Dear Sirs

Satellogic Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion in relation to certain aspects of British Virgin Islands law (the "Opinion"). Unless otherwise defined herein, capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1

The memorandum and articles of association of the Company the most recent amendment to which having been registered on 8 March 2023 (the "Memorandum and Articles") remain in full force and effect and are unamended.

2

The minutes of the meeting of the board of directors held on 9 April 2024 at which the Documents were approved (the "Resolutions") as provided to you are a true and correct record of the proceedings of the meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director of the Company disclosed their interest (if any), in the manner prescribed in the Memorandum and Articles, and the resolutions passed at such meeting have not been amended, varied or revoked in any respect.

3	The members of the Company (the "Members") have not restricted or limited the powers of the directors of the Company in any way.

4

The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows: (i) Emiliano Kargieman; (ii) Marcos Eduardo Galperin; (iii) Bradley Mark Halverson; (iv) Howard Lutnick; (v) Steven Terner Mnuchin; (v) Theodore Glass Wang; (vi) Joseph Francis Dunford, Jr.; (vii) Peter Thomas Killalea; and (viii) Miguel Angel Gutierrez Mendez.

5

The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent's Certificate were prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the memorandum and articles of association of the Company) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

6	The Company has not created any charges over any of its property or assets save as contemplated by the Documents.

7

Prior to, at the time of, and immediately following effectiveness of the Registration Statement and execution of the Documents the Company was, or will be, able to pay its debts as they fell, or fall, due, and the transactions to which the Registration Statement relate will not cause the Company to become unable to pay its debts as they fall due. The Company has entered, or will enter, into the Registration Statement for proper value, not with an intention to defraud or wilfully defeat an obligation owed to any creditor and the transactions contemplated thereby do not and will not give any creditor an unfair preference.

8

The directors of the Company consider the transactions contemplated by the Registration Statement and the Documents to be of commercial benefit to the Company and have acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9

Immediately prior to the issue of all Class A Ordinary Shares pursuant to the Documents, the Company will have sufficient authorised but unissued Class A Ordinary Shares under the Memorandum and Articles at the time any of Class A Ordinary Shares issuable under the Documents are issued.

10

Other than the Documents that have been provided to you for your review, there are no other agreements under which Class A Ordinary Shares authorised for issuance pursuant to the Resolutions have been or are to be issued.

11

To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of Members.

12	The Class A Ordinary Shares issued or to be issued pursuant to the Documents have been, or will be, duly registered, and will continue to be registered, in the Company's register of members.

13	Neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

14

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors of the Company and/or the Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

15	The Company has at no time had employees.

16	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

[the remainder of this page has been intentionally left blank; signature page follows]

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion, unless I shall have previously notified you in writing personally to the contrary.

Signature:	/s/ Emiliano Kargieman

Name:	Emiliano Kargieman

Title:	Director

[signature page to director's certificate of Satellogic Inc. addressed to Maples and Calder]